Monday, November 2, 2009

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: Richard J. Cantele, Jr., President and Chief Executive Officer 860-435-9801 or rick@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANCORP, INC. ANNOUNCES RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2009

Lakeville, Connecticut, November 2, 2009/PR Newswire.....Salisbury Bancorp, Inc.
("Salisbury"), NYSE AMEX: "SAL", the holding company for Salisbury Bank and Trust Company (the "Bank"), announced results for its third quarter ended September 30, 2009.

Net income available to common shareholders was $549,000, or $.33 per common share, for the third quarter ended September 30, 2009, compared to a net loss of $(1,912,000), or $(1.13) per common share, for the third quarter of 2008. Annualized return on average common shareholder's equity was 5.40% for the third quarter of 2009 compared with -18.03 % for the third quarter of 2008. Third quarter 2008 included a securities loss arising from a $2,856,000 write-down of Freddie Mac preferred stock following the U.S. Government placing FHLMC into conservatorship.

Net interest and dividend income for the quarter increased $321,000 due primarily to a $78.6 million increase in average earning assets, which more than offset a 33 basis point decrease in the net interest margin to 3.52%. Excluding securities losses, all other non-interest income decreased $68,000 as a result of a decrease in credit card fees, attributable to the sale of the credit card portfolio in 2008, and lower Trust/Wealth Advisory Services income, offset in part by a $130,000 one-time life insurance benefit arising from the passing of John F. Foley, CFO, and increased banking service fees. Non-interest expense increased $967,000 due primarily to a $637,000 increase in compensation expense and $67,000 in other operating expenses. The increase in compensation expense included $378,000 in additional pension expense related to the retirement of John F. Perotti, CEO. The increase in other operating expense included $186,000 in additional FDIC deposit insurance premiums due to an increase in assessments and deposit growth.

President and Chief Executive Officer Richard J. Cantele, Jr. stated, "Despite the challenges presented by current economic conditions, income from core operations remains strong. Our net interest margin improved from the previous quarter as a result of management's efforts to manage our assets and liabilities in today's interest rate environment. The growth in both loans and deposits primarily reflects our focus on doing what we do best, making loans and gathering deposits in the communities we serve. I believe the fundamentals of our core business remain solid and are reflected in the growth of our balance sheet."

For the nine month period ended September 30, 2009 net income available to common shareholders was $1,368,000, or $.81 per common share, compared to $152,000, or $.09 per common share, for the nine month period ended September 30, 2008. Annualized return on average common shareholder's equity was 4.59% for the 2009 period compared with 0.55% for the 2008 period. Net interest and


                                  (Continued)
dividend income increased $1,061,000 due primarily to a $58.1 million increase in average earning assets, which more than offset a 14 basis point decrease in the net interest margin to 3.58%. Securities losses for 2009 result from a $1,128,000 write-down for other than temporary impairment on five non-agency issued CMO securities in June 2009, offset in part by securities gains. Securities losses for 2008 result from the aforementioned $2,856,000 write-down of Freddie Mac preferred stock. Excluding securities losses, all other non-interest income increased $293,000 due to increases in gains on mortgage sales, mortgage servicing income, banking service fees and other income, including the aforementioned $130,000 one-time life insurance death benefit, offset in part by a $251,000 decrease in Trust/Wealth Advisory Services income due to the decline in the market value of assets under management, and a decrease in credit card fees, attributable to the sale of the credit card portfolio in 2008. Non-interest expense increased $2,245,000 due primarily to a $1,107,000 increase in compensation expense, $181,000 in professional services and $957,000 in other operating expenses. The increase in compensation expense included $530,000 in pension expense and $477,000 in salaries. The increase in other operating expense included $701,000 in additional FDIC deposit insurance premiums due to the 2009 special assessment, deposit growth and an increase in premiums.

Salisbury's assets increased to $564 million, up $69 million since December 31, 2008. Total net loans, including loans held for sale, were $312 million at September 30, 2009 reflecting an increase of $13 million, or 4.25%, since December 31, 2008. Non-performing assets increased $0.5 million during the quarter to $7.2 million at September from $6.7 million at June 30, 2009, compared with $5.1 million at December 31, 2008. A single loan relationship accounts for $3.0 million of the 2009 increase. Reserve coverage, as measured by the ratio of the allowance for loan losses to gross loans, increased slightly to 1.10% at September 30, 2009 compared with 0.90% at December 31, 2008 and 1.05% at September 30, 2008.

Deposits increased $70 million to $415 million from $345 million at December 31, 2008. This significant growth in deposits stems from customer preference for the safety of insured deposits versus market risk in the equity markets and a concerted effort by the Bank's staff to expand deposit relationships with customers. At September 30, 2009, book value per common share was $25.89 and tier 1 leverage and total risk-based capital ratios were 8.57% and 12.37%, respectively. In March 2009 Salisbury issued $8.8 million of preferred stock pursuant to the U.S. Treasury's TARP CPP.

As previously announced, the Board of Directors of Salisbury declared a third quarter dividend of $.28 per common share payable on November 6, 2009 to shareholders of record on October 23, 2009. In response to changes in regulatory requirements Salisbury is changing the timing of future dividend announcements to coincide with quarterly earnings announcements. Dividends, when declared, will generally be paid the last business day of February, May, August and November, although the Company is not obligated to pay dividends on those dates or at any other time.

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut, South Egremont and Sheffield, Massachusetts and Dover Plains, New York. The Bank offers a full complement of consumer and business banking products and services as well as trust and wealth advisory services.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles;

                                  (Continued)
and the quality or composition of the loan and investment portfolios and other factors that may be described in Salisbury's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore,
                  -----------
actual future results may differ significantly from results discussed in the forward-looking statements.

                             Salisbury Bancorp, Inc
                      SELECTED CONSOLIDATED FINANCIAL DATA
               (in thousands except ratios and per share amounts)


                                                                Three month                    Nine month
                                                               period ended                   period ended
                                                               September 30                   September 30
STATEMENT OF INCOME                                         2009          2008              2009          2008
                                                            ----          ----              ----          ----

Interest and dividend income                               $6,703         $6,712          $19,577       $19,971
Interest expense                                            2,257          2,587            6,850         8,305
Net interest income                                         4,446          4,125           12,727        11,666
Provision for loan losses                                     180            520              925           690
Non-interest income
    Losses on securities, (net)                                 -         (2,671)            (692)       (2,317)
    Trust/Wealth Advisory                                     463            543            1,433         1,684
    Service charges                                           268            237              750           701
    Gains on sales of mortgage loans                           63             50              312           161
    Mortgage servicing                                         65             58              391           110
    Other                                                     399            438              966           902
    Total non-interest income (loss)                        1,258         (1,345)           3,160         1,241
Non-interest expense
    Salaries and employee benefits                          2,784          2,147            7,332         6,225
    Occupancy                                                 238            258              740           721
    Equipment                                                 265            219              705           650
    Data processing                                           327            310            1,040         1,005
    Insurance                                                 244             58              833           148
    Printing and stationery                                    58             66              225           201
    Professional fees                                         308            218              832           651
    Legal expense                                              68            116              276           282
    Amortization of core deposit intangible                    41             41              123           123
    Other expense                                             469            402            1,321         1,176
    Total non-interest expense                              4,802          3,835           13,427        11,182
Income (loss) before income taxes                             722         (1,575)           1,535         1,035
Provision (benefit) for income taxes                            2            337              (83)          883
Net income (loss)                                          $  720       $ (1,912)         $ 1,618       $   152
Net income (loss) available to
    common shareholders                                    $  549       $ (1,912)         $ 1,368       $   152


Per common share
Diluted earnings (loss)                                    $ 0.33         $(1.13)          $ 0.81        $ 0.09
Cash dividends                                               0.28           0.28             0.56          0.84


Statistical data
Net interest margin (fully tax equivalent)                   3.52%          3.85%            3.58%         3.72%
Efficiency ratio                                            84.18          70.40            80.99         73.23
Return on average assets                                     0.39          (1.58)            0.34          0.05
Return on average common
     shareholders' equity                                    5.40         (18.03)            4.59          0.55
Weighted average equivalent
   common shares outstanding, diluted                       1,687          1,686            1,686         1,685


                             Salisbury Bancorp, Inc.
                      SELECTED CONSOLIDATED FINANCIAL DATA
               (in thousands except ratios and per share amounts)


                                                               September 30,         December 31,     September 30,
FINANCIAL CONDITION                                                2009                 2008              2008
                                                                   ----                 ----              ----

Total assets                                                     $564,287              $495,754         $485,650
Loans, net                                                        311,251               297,367          293,740
Allowance for loan losses                                           3,429                 2,724            3,105
Securities                                                        180,721               155,916          149,873
Cash and cash equivalents                                          35,302                 9,660           12,740
Intangible assets                                                  10,871                10,994           11,034
Deposits                                                          414,799               344,925          344,609
Federal Home Loan Bank advances                                    76,767                87,914           86,490
Repurchase agreements                                              15,462                11,203           12,370
Shareholders' equity                                               52,478                38,939           38,720
Non-performing assets                                               7,168                 5,175            1,591
Deposits
   Demand (non-interest bearing)                                 $ 64,718              $ 65,479         $ 69,198
   NOW accounts                                                    37,635                26,097           27,121
   Money market                                                    65,252                57,648           60,578
   Savings and other                                               86,084                70,180           69,724
   Certificates of deposit                                        161,110               125,521          117,988
   Total deposits                                                 414,799               344,925          344,609

Per common share
Book value                                                         $25.89                $23.10          $22.97
Tangible book value                                                 19.44                 16.58           16.42

Statistical data
Non-performing assets to total assets                                1.27%                 1.04%           0.33%
Allowance for loan losses to total loans                             1.10                  0.92            1.06
Allowance for loan losses to non-performing loans                   50.80                 54.81          224.03
Common shareholders' equity to assets                                9.30                  7.85            7.97
Tangible common shareholders' equity to assets                       5.81                  5.64            5.70
Tier 1 leverage capital                                              8.57                  7.74            7.54
Total risk-based capital                                            12.37                 11.59           13.15
Common shares outstanding, net
    (period end)                                                    1,687                 1,686           1,686






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